EXHIBIT 99.1

Kingold Jewelry, Inc. Announces Preliminary 2010 Results

-- Company Announces Extension of Form 10-K Filing --

Wuhan City, China, March 16, 2011 /PRNewswire/ -- Kingold Jewelry, Inc. (“Kingold” or the “Company”) (NASDAQ: KGJI), one of China’s leading manufacturers and designers of 24-Karat gold jewelry and ornaments, today announced selected estimated unaudited financial results for the year ended December 31, 2010.

The Company expects 2010 revenue to be approximately $523 million, or more than double 2009 reported revenue of $250.5 million. 2010 net income attributable to common stockholders is expected to be approximately $18 million, or more than double the prior year number of $8.7 million.

“We are pleased to announce strong preliminary 2010 results, including robust top and bottom line growth, driven by solid demand for our high quality 24-K gold jewelry and ornaments,” said Mr. Zhihong Jia, Kingold’s Chairman and CEO.

Separately, the Company announced that it has filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission, which will give the Company until March 31, 2011 to file its annual report on Form 10-K for the year ended December 31, 2010 (the "Form 10-K"). Upon filing on or before March 31, 2011, the Company's Form 10-K will be deemed to be timely filed. The additional time required to file the Form 10-K is a direct result of the additional requirements of Section 404 of the Sarbanes-Oxley Act of 2002, to which the Company became subject to for the first time with respect to its Form 10-K for the year ended December 31, 2010.

During the process of evaluating its internal control over financial reporting and completing the preparation of its consolidated financial statements, the Company plans to amend and restate its third quarter 2010 financials to reflect solely a non-cash stock compensation expense resulting from the issuance of 100,000 shares of restricted common stock in December 2010 pursuant to the terms of a pre-existing consulting contract. In connection with this adjustment, the Company has engaged a third party valuation firm to assist the Company and its auditors in properly valuing the compensation expense. It is expected that the final results of the valuation report will be available no later than March 25, 2011. The impact of this non-cash adjustment on the Company’s net income is expected to be not more than $0.02 per share for the three and nine months ended September 30, 2010. As a result, the Company is unable to finalize its financial statements for the year ended December 31, 2010 until such results have been obtained. In connection with the Company's evaluation of its internal control over financial reporting, the Company has identified some control issues that it is analyzing to determine if they rise to the level of material weaknesses that would require disclosure in its Form 10-K for the year ended December 31, 2010.

The Company intends to release its fourth quarter and fiscal year 2010 earnings announcement on or before March 31, 2011. The Company will announce the date, time and details of the corresponding earnings conference call in a separate press release.

“We look forward to sharing additional insight into our solid fourth quarter and full year performance upon filing of our full financials in the coming few days,” said Mr. Bin Liu, Kingold’s CFO.

About Kingold Jewelry, Inc.:

Kingold Jewelry, Inc. (NASDAQ: KGJI), centrally located in Wuhan City, China's fourth largest city, was founded in 2002 and today is one of China's leading designers and manufacturers of 24-Karat gold jewelry and ornaments sold by weight. The Company sells both directly to retailers as well as through major distributors across China. Kingold has received numerous industry awards and has been a member of the Shanghai Gold Exchange since 2003. Sales have grown from $29 million in FY 2006 to $250 million in FY 2009 with net income growing from $1.3 million to $8.7 million over the same period.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Kingold's SEC filings available at www.sec.gov, including Kingold's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements for any reason.